UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 20, 2002



                          Summit Financial Group, Inc.
             (Exact name of registrant as specified in its charter)



   West Virginia                    0-16587                    55-0672148
  (State or Other                  (Commission               (I.R.S. Employer
   Jurisdiction)                   File Number)               Identification)




                  223 North Main Street, Moorefield, WV, 26836
               (Address of principal executive offices) (Zip Code)





                                 (304) 538-1000
              (Registrant's telephone number, including area code)





                                 Not Applicable
      (Former name, address, and fiscal year, if changed since last report)

Item  5.  Other Events

On May 20, 2002, Summit Financial Group, Inc. ("Summit") and Monroe Financial, Inc. ("Monroe") issued a News Release announcing that they mutually have agreed to terminate their plan to affiliate announced April 26, 2002, whereby Summit was to acquire Monroe and its wholly owned subsidiary, Bank of Greenville. The reason for termination was the receipt by Monroe of an unsolicited competing offer.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

99.1     News Release, dated May 20, 2002 incorporated herein by reference.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   SUMMIT FINANCIAL GROUP, INC.


Date: May 30, 2002                                 By: /s/  Robert S. Tissue
                                                       Robert S. Tissue
                                                       Senior Vice President and
                                                       Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit No.                                        Description

99.1 News Release, dated May 20, 2002 incorporated herein by reference.

                                                                  Exhibit 99.1

[SUMMIT LOGO]


FOR IMMEDIATE RELEASE


May 20, 2002

Contacts:    Joe L. Ellison -  President & CEO, Monroe  Financial,  Inc. and
             Bank of Greenville   Phone: (304) 832-6265;
             Email: joeellison@bankofgreenville.com

             Robert S. Tissue - Sr. Vice President & CFO, Summit Financial Group, Inc. Phone: (304) 538-7233, Email: rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP, INC. AND MONROE FINANCIAL, INC. AGREE TO TERMINATE PLAN TO AFFILIATE

     SUMMIT FINANCIAL GROUP, INC. (OTCBB: SMMF) and MONROE FINANCIAL, INC. today announced that they mutually have agreed to terminate their plan to affiliate announced April 26, 2002 whereby Summit was to acquire Monroe and its wholly owned subsidiary, Bank of Greenville. The reason for termination was the receipt by Monroe of an unsolicited competing offer.

     Summit Financial Group, Inc. is a financial holding company with total assets of $603 million. Summit operates eleven banking locations through its three wholly owned subsidiary banks, Summit Community Bank headquartered in Moorefield, West Virginia, Capital State Bank, Inc. in Charleston, West Virginia, and Shenandoah Valley National Bank in Winchester, Virginia.

     Monroe Financial, Inc. is a bank holding company with total assets of $30 million, and operates three full service banking offices through its wholly owned subsidiary, Bank of Greenville headquartered in Greenville, West Virginia.